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                                                                      EXHIBIT 21

Subsidiaries of Universal Foods Corporation d/b/a Sensient Technologies Corporation

      Name                                                                        State or other jurisdiction of incorporation
      ----                                                                        --------------------------------------------
Universal Foods Corporation d/b/a Sensient Technologies Corporation               Wisonsin
      Sensient Technologies Canada, Inc.                                          Canada
      Sensient Technologies Foreign Sales Corporation                             Virgin Islands
      Universal Holding, Inc.                                                     Nevada
      Universal Foods Corporation - Ireland                                       Ireland
      Universal Health Care Management Company                                    Wisconsin
      Sensient Technologies (UK) Limited                                          United Kingdom
      Universal Foods Holding SARL (Luxembourg)                                   Luxembourg
      Universal Foods (Luxembourg) SARL                                           Luxembourg
      UF Holdings (Malta) Limited                                                 Malta
      Universal Holdings Cayman                                                   Cayman
      Sensient Technologies Holding Deutschland GmbH                              Germany

      Sensient Flavors Inc.                                                       Delaware
      Sensient Flavors -  Canada, Incorporated                                    Canada
      Sensient Flavors International, Incorporated                                Indiana
      Sensient Flavors SARL                                                       France
      DGF Universal Fragrances, SA                                                Spain
      Universal Flavors Belgium N.V.                                              Belgium
      Universal Flavors SRL                                                       Italy
      Sensient Flavors Mexico SA. de CV                                           Mexico
      DGF - Sensient Fragrances Mexico SA de CV                                   Mexico
      Flavor Burst, Inc.                                                          Illinois
      Biolux Finance SA (Biofin)                                                  Belgium
      U.F. Biolux S.A.                                                            Belgium
      Sensient Flavors Strasbourg S.A.S.                                          France
      Promavil S.A.                                                               Belgium
      Sensient Flavors (Wales) Limited                                            United Kingdom
      Universal Flavors Limited                                                   United Kingdom
      D.C. Flavours Limited                                                       United Kingdom
      Sensient Flavors Distribution GmbH                                          Germany
      Sensient Flavors Deutschland GmbH                                           Germany

      Warner-Jenkinson Universal Foods BV                                         Netherlands
      Warner-Jenkinson (Canada) Limited                                           Canada
      Sensient Technical Colors, LLC                                              New Jersey
      Warner-Jenkinson Company, Inc.                                              New York
      Warner-Jenkinson SA de CV                                                   Mexico
      Warner-Jenkinson Europe Limited                                             United Kingdom
      Warner-Jenkinson Europe SARL                                                France
      Reggiana - Warner Jenkinson Srl.                                            Italy
      Warner - Jenkinson SA                                                       Argentina
      SCI Cesar                                                                   France
      SCI Griseda                                                                 France
      Warner Jenkinson Europe GmbH                                                Germany
      Warner Jenkinson Europe - Goldmann Geschaftsfuhrungs GmbH                   Germany
      Warner Jenkinson Europe - Goldmann GmbH & Co KG                             Germany
      Sensient France SAS                                                         France
      Financiere Wackherr                                                         France
      Les Colorants Wackherr                                                      France
      LCW do Brasil                                                               Brazil
      LCW Polska                                                                  Poland
      LCW Iberica                                                                 Spain
      Pointing Holdings Limited                                                   United Kingdom
      Pointing Limited                                                            United Kingdom
      Pointing International Limited                                              United Kingdom
      Pointing (SA) (Pty.) Limited                                                South Africa
      Pointing Color Inc.                                                         Minnesota
      Monarch Food Colour LP                                                      Missouri
      Pointing Canada Limited                                                     Canada
      Pointing Mexico SA de CV                                                    Mexico
      Antociani Italia Srl                                                        Italy
      Ratina Partecipation Luxembourg                                             Luxembourg
      Dr. Marcus Beteiligungs GmbH                                                Germany
      Dr. Marcus & Co. K.G.                                                       Germany
      Dr. Marcus Verwaltungs GmbH                                                 Germany
      Dr. Marcus CZ s.r.o.                                                        Czech Republic
      Dr. Marcus France SARL                                                      France

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
      Dr. Marcus Hungaria KFT                                                     Hungary
      Dr. Marcus Polska Sp. Zo. O                                                 Poland
      Dr. Marcus COM.ROM.Srl                                                      Romania

      Inter Agro U.S.A., Inc.                                                     New York
      Universal Dehydrates Ltd.                                                   Ireland
      Freshfield Foods Ltd.                                                       Ireland
      Rogers Foods, Inc.                                                          California
      Universal Dehydrates B.V.                                                   Netherlands
      Universal Foods Limited                                                     United Kingdom
      Sensient Specialty Vegetables SA *                                          France
      Hecon Groningen B.V.                                                        Netherlands

      Sensient Technologies Asia Pacific Pte. Ltd.                                Singapore
      Sensient Technologies (Thailand), Ltd.                                      Thailand
      Sensient Technologies Australia Pty Ltd                                     Australia
      Sensient Technologies Corporation (Japan)                                   Japan
      Sensient Technologies (Philippines), Inc.                                   Philippines
      Sensient Technologies Corporation (China) Ltd.*                             China
      Senseint Technologies Hong Kong Limited*                                    Hong Kong
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      * Company name change in process